CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectuses and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the use of our reports dated January 25, 2011 on General Treasury Prime Money Market Fund and General Securities Money Market Fund for the fiscal year ended November 30, 2010 which are incorporated by reference in Post-Effective Amendment No. 41 to the Registration Statement (Form N-1A Nos. 2-77207 and 811-3456) of General Government Securities Money Market Funds, Inc.

                                                                                                ERNST & YOUNG LLP

New York, New York

March 25, 2011